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                                   EXHIBIT 21

                         Subsidiaries of the Registrant
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                                   EXHIBIT 21

                           Subsidiaries of Registrant

                                             Percentage                            Jurisdiction or
Subsidiaries (a)                            of Ownership                        State of Incorporation
----------------                            ------------                        ----------------------
City National Savings Bank, FSB                 100%                               United States

Parity Insurance Agency, Inc.(b)                100%                               Missouri

City National Real Estate, Inc.(c)              100%                               Missouri



(a) The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.
(b)    Owned directly by City National Savings Bank, FSB.
(c)    Owned directly by Parity Insurance Agency, Inc.